                              MENLEY & JAMES, INC.
                              100 TOURNAMENT DRIVE
                          HORSHAM, PENNSYLVANIA 19044

                                                                  April 21, 1997

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders which will be held at the Grand Hyatt New York, New York, New York, on Friday, May 23, 1997 at 10:00 a.m.

    The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

    I look forward to personally meeting all stockholders who are able to attend.

                                          Sincerely,

                                                         [LOGO]

                                          LAWRENCE D. WHITE
                                          PRESIDENT and CHIEF EXECUTIVE OFFICER

                              MENLEY & JAMES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 1997

To the Stockholders of
MENLEY & JAMES, INC.

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Menley & James, Inc. (the "Meeting") will be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York, on Friday, May 23, 1997, at 10:00 a.m. local time for the following purposes:

        1. To elect seven directors to serve for one-year terms until the 1998 Annual Meeting of Stockholders;

        2. To ratify the selection, by the Board of Directors, of Ernst & Young LLP, independent accountants, to audit the Company's consolidated financial statements for the year ended December 31, 1997; and

        3. To transact such other business as may properly come before the Meeting in connection with the foregoing or otherwise.

    The Board of Directors has fixed the close of business on April 11, 1997 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. A list of such stockholders will be open to the examination of any stockholder during regular business hours for a period of ten days prior to the Meeting at the offices of Menley & James, Inc. at 100 Tournament Drive, Horsham, Pennsylvania.

    In order to assure a quorum, it is important that the stockholders who do not expect to attend the Meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope.

                                          By Order of the Board of Directors,

                                          GREG L. KEARL
                                          SECRETARY

Horsham, Pennsylvania
April 21, 1997

                              MENLEY & JAMES, INC.

                              100 TOURNAMENT DRIVE

                          HORSHAM, PENNSYLVANIA 19044

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 1997

                            ------------------------

    The enclosed proxy is solicited by the Board of Directors of Menley & James, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York, on Friday, May 23, 1997, at 10:00 a.m. local time, and at any postponement or adjournment thereof. The enclosed proxy, properly executed and received by the Secretary of the Company prior to the Meeting, and not revoked, will be voted in accordance with the directions thereon, and if no directions are indicated, the proxy will be voted for each nominee for election as a director and for approval of the selection of Ernst & Young LLP as independent accountants for the Company for the year ended December 31, 1997. If any other matter should be presented at the Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy. Proxies may be revoked by stockholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy or by personal ballot at the Meeting.

    The principal executive offices of the Company are located at 100 Tournament Drive, Horsham, Pennsylvania, 19044.

    As of the close of business on April 11, 1997, the record date for determining stockholders entitled to vote at the Meeting, the Company had 6,148,518 shares of its $.01 par value common stock (the "Common Shares") issued and outstanding. Each Common Share is entitled to one vote at the Meeting. The first date on which this proxy statement and the enclosed form of proxy are being sent to the Company's stockholders is on or about April 21, 1997.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company presently consists of seven members. At the Meeting, seven directors will be elected to hold office for one-year terms until the 1998 Annual Meeting of Stockholders, and until their successors have been elected and qualified. The proxy will be voted in accordance with the directions thereon, or if no directions are indicated, for election of the seven directors named below whose election has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the election of directors at the Meeting, but if a quorum should not be present, the Meeting may be adjourned from time to time until a quorum has been obtained.

              INFORMATION AS TO NOMINEES FOR ELECTION AS DIRECTORS

    Certain information concerning the Company's Directors is set forth below:

                                                                                                                 YEAR
                                                                                                             DIRECTORSHIP
          NAME                 AGE                           POSITION WITH THE COMPANY                           BEGAN
-------------------------      ---      -------------------------------------------------------------------  -------------
Peter J. Carr                      41   Director                                                                    1990
Greg L. Kearl                      46   Director, Executive Vice President, Chief Operating Officer,                1991
                                          Secretary & Treasurer
Franklin W. Krum                   63   Director                                                                    1995
James T. McMillan, II              50   Director                                                                    1996
Bruce W. Simpson                   55   Director                                                                    1996
James E. Thomas                    36   Director                                                                    1992
Lawrence D. White                  51   Director, Chairman of the Board, President and Chief Executive              1990
                                          Officer

    The business experience, directorships in other companies and Board of Directors committee memberships of the nominees for election are set forth below.

    Peter J. Carr has been a principal of Carr & Company, LLC, an investment and financial advisory company, since January 1990. Mr. Carr was formerly a Managing Director and a member of the Board of Directors of Dean Witter Capital Corporation and Dean Witter Realty Inc., where he was employed from September 1982 to December 1989. Mr. Carr is also President and Chairman of Empyrean Holdings Corporation, a private equity investment company. Mr. Carr is presently Chairman of the Compensation Committee.

    Greg L. Kearl was employed by SmithKline Consumer Products a division of SmithKline Beecham Corporation (SB) from 1984 until May 1990 in a variety of positions including Vice President of Sales from August 1986 until May 1990, Director--New Products from August 1986 to November 1986, and National Sales Director from 1984 to August 1986. Prior to working at SB, Mr. Kearl was at McNeil Consumer Products Company in a variety of positions including Eastern Regional Sales Manager from October 1983 to April 1984, Director of Special Markets Region from February 1982 to October 1983 and Director of Sales Administration from April 1981 to March 1982.

    Franklin W. Krum is the President and Chief Executive Officer of Golden Cat, a division of the Ralston Purina Company. He was President and Chief Executive Officer of the Golden Cat Corporation from 1990 to 1995 and formerly was with Grand Metropolitan Plc as President and Chief Executive Officer of ALPO Pet Foods from 1987 to 1990 and Senior Vice President of Sales and Marketing from 1981 to 1987. Mr. Krum is a member of the Audit Committee.

    James T. McMillan, II is the Chairman and Chief Executive Officer of Ferndale Laboratores, Inc. Mr. McMillan has served as Chairman since 1990. He joined Ferndale Laboratories, Inc. in 1985 as Vice Chairman and Chief Executive Officer. Mr. McMillan is a member of the Audit Committee and has been a Director since July 1996.

    Bruce W. Simpson is the President and Chief Executive Officer of Medeva Pharmaceuticals, Inc. (formerly Adams Laboratories, Inc.) a division of Medeva Plc. From 1973 to 1992 he was employed by Fisons Corporation in a variety of positions including Executive Vice President Sales and Marketing from

June 1982 to October 1988. Mr. Simpson is a member of the Compensation Committee and has been a director since July 1996.

    James E. Thomas has been employed since 1989 by E.M. Warburg, Pincus & Co. Inc., where he currently serves as a Managing Director. Prior to that, he was a Vice-President with Goldman Sachs International. Mr. Thomas is a Director of Anergen, Inc., Celtrix Pharmaceuticals, Inc., Transkaryotic Therapies, Inc., Xomed Surgical Products, Inc. and a number of privately-held companies. Mr. Thomas is presently Chairman of the Audit Committee and a member of the Compensation Committee.

    Lawrence D. White was Vice President of Marketing and Sales for SmithKline Consumer Products, a division of SB from January 1986 to May 1990. Prior to working at SB, Mr. White was at Revlon's Norcliff Thayer Division as Vice President of Marketing from June 1982 to December 1985, as Director of Brand Management from June 1981 to May 1982, as Marketing Group Director from October 1978 to May 1981, and as a Brand Manager from November 1977 to September 1978.

    The Company has agreed that, so long as Warburg, Pincus Investors, L.P. ("Warburg") holds at least 20% of the outstanding Common Shares, Warburg will have the right to nominate up to two directors, and the Company will use its best efforts to cause such persons to remain on the Board of Directors, provided, however, that in no event does Warburg have the right under the agreement to nominate more than one-half of the number of directors serving at any time. Currently, only one director serves as a designee of Warburg, although Warburg has the right to nominate a second director. If Warburg owns less than 20% but more than 5% of the Common Shares, Warburg will have the right to nominate one director. Mr. Thomas has been nominated for director by Warburg. Officers are selected by and serve at the discretion of the Board of Directors.

    The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care and in appropriate circumstances, equitable remedies such as injunction, rescission or other forms of nonmonetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not taken or made in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's liabilities under any other laws, such as the federal securities laws.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SEVEN DIRECTORS NAMED ABOVE.

BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

    The Board of Directors met five times during 1996.

    In 1996, the Board of Directors had standing Audit and Compensation Committees. The Audit Committee is comprised of Franklin W. Krum, James T. McMillan, II and James E. Thomas. The Compensation Committee is comprised of Peter J. Carr, Bruce W. Simpson and James E. Thomas. The Board of Directors has no standing Nominating Committee.

    The Audit Committee recommends to the Board of Directors the engagement of the independent accountants of the Company and reviews with the independent accountants the scope and results of the Company's audits. The Audit Committee meets with management and with the Company's independent accountants to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of their audits, and otherwise maintains communications between the Company's independent accountants and the Board of Directors. The Audit Committee did not meet during 1996. The Audit Committee met once during the first quarter of 1997.

    The Compensation Committee reviews the performance of corporate officers, establishes overall employee compensation policies and recommends to the Board of Directors major compensation programs. The Compensation Committee also reviews and approves salary arrangements and other remuneration for executive officers of the Company and is responsible for review of certain employee benefit plans. The Compensation Committee met once during 1996.

    During 1996, each director attended at least 75% of the aggregate of (i) all Board meetings during the time he was a member of the Board, and (ii) all Committee meetings of which he was a member.

    The Company has agreed to compensate Mr. Krum, Mr. McMillan and Mr. Simpson for serving on the Board of Directors through an annual grant of a stock option for 15,000 Common Shares at the current market price on the date of grant. Except for the above named directors the Company presently does not pay its other directors for serving on the Board of Directors or its committees. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Common Stock of the Company as of April 1, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power with respect to the Common
Stock:

                                                                                         SHARES OF
                                                                                       COMMON STOCK
                                                                                       BENEFICIALLY     PERCENTAGE
NAME AND ADDRESS                                                                           OWNED           OWNED
------------------------------------------------------------------------------------  ---------------  -------------
Warburg, Pincus Investors, L.P.(1)..................................................      3,020,478           49.1%
  466 Lexington Avenue
  New York, New York 10017
OTC Group L.P.(2)...................................................................         93,100            1.5
  89 Highland Avenue
  Montclair, New Jersey 07042
James E. Thomas(1)..................................................................        --              --
  466 Lexington Avenue
  New York, New York 10017
Peter J. Carr.......................................................................         76,257            1.2
  89 Highland Avenue
  Montclair, New Jersey 07042
Franklin W. Krum(3).................................................................         30,000            0.5
  Checkerboard Square
  St. Louis, Missouri 63164
James T. McMillan, II(4)............................................................        100,000            2.0
  780 West 8 Mile Road
  Ferndale, Michigan 48220
Bruce W. Simpson(5).................................................................         15,000            0.2
  755 Jefferson Road
  Rochester, New York 14623
Lawrence D. White...................................................................        257,121            4.2
Greg L. Kearl.......................................................................        252,121            4.1
All executive officers and directors as a group (7 persons).........................        823,599           13.4

------------------------

(1) Warburg, Pincus Investors, L.P. ("WPI") is a Delaware limited partnership engaged in making venture capital and related investments. The sole general partner of WPI is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the managing partner of WP and may be deemed to control it. E.M. Warburg, Pincus & Company, a New York general partnership ("E.M. Warburg"), manages WPI. WP has a 20% interest in the profits of WPI, and through its wholly-owned subsidiary, E.M. Warburg, Pincus & Co., Inc. ("EMW"), owns 1.13% of the limited partnership interests in WPI. Mr. Thomas, a Director of the Company, is a Managing Director of EMW, and a general partner of WP and E.M. Warburg. As such, Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the stock beneficially owned by WPI, EMW, E.M. Warburg, and WP. Mr. Thomas disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Peter J. Carr is currently the general partner of OTC Group L.P. Mr. Carr is deemed to have beneficial ownership of the Common Shares of the Company that are owned by OTC Group L.P.

(3) Represents options to purchase 30,000 shares of Common Stock which Mr. Krum has the right to acquire within 60 days.

(4) Includes (i) 85,000 shares of Common Stock held by the James T. McMillan, II Trust and (ii) options to purchase 15,000 shares of Common Stock which Mr. McMillan has the right to acquire within 60 days.

(5) Represents options to purchase 15,000 shares of Common Stock which Mr. Simpson has the right to acquire within 60 days.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The information below is provided with respect to the compensation of Mr. White, the Company's Chief Executive Officer, and Mr. Kearl, the Company's Chief Operating Officer, as the only other executive officer whose aggregate compensation in 1996 exceeded $100,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation policies are formulated by the Compensation Committee of the Board of Directors. The Company maintains a philosophy that compensation of its executive officers should be competitive with similarly situated executives of its competitors and peer companies. In addition, compensation is linked to each executive officer's performance, as well as the overall operating performance of the Company.

    The salary of each executive's compensation was subject to an increase each year to reflect increases in the cost of living as measured by the consumer price index. At the request of Messrs. White and Kearl, no cost of living increase was made for the recent year. The Compensation Committee may make discretionary increases in the salary based on the executive's contribution to the Company.

    Executive officers may also receive grants of stock options annually under the Company's 1991 Stock Option Plan. Options are granted at a price equal to the fair market value of the Company's Common Shares on the date of grant. The Board of Directors feels that annual grants of stock options at or above fair market value are an effective means of aligning an executive's compensation with the interests of stockholders, since the value of such options are tied directly to increases in the market value of the Company's Common Shares. No options were granted to or exercised by either Messrs. White or Kearl in 1996.

    Executive officers may also participate in the Corporation's tax-qualified employee savings and investment and retirement plan (the "Savings and Retirement Plan") on the same basis as other employees of the Company. In 1996, the Company contributed 2% to each eligible employee's account under the Savings and Retirement Plan without regard to such employee's level of contribution. Amounts contributed to the Savings and Retirement Plan by an employee may not exceed the lesser of 15% of total compensation on a pre-tax basis or the statutorily prescribed annual limit ($9,500 in 1996) in any year. The Company maintains the Savings and Retirement Plan for the benefit of all employees who meet the eligibility requirements and does not maintain any special or additional retirement arrangements for its executive officers.

                             COMPENSATION COMMITTEE

                                 Peter J. Carr
                                Bruce W. Simpson
                                James E. Thomas

                           SUMMARY COMPENSATION TABLE

    The table below sets forth all compensation paid by the Company to each of Messrs. White and Kearl for the last three years.

                                                                                                             ALL OTHER
                     NAME AND PRINCIPAL POSITION                          YEAR      SALARY       BONUS     COMPENSATION
----------------------------------------------------------------------  ---------  ---------  -----------  -------------
Lawrence D. White, Director, President and Chief Executive Officer           1996  $ 190,000      -0-        $   6,522(1)
                                                                             1995  $ 190,000      -0-        $   3,135
                                                                             1994  $ 190,000      -0-        $   3,420
Greg L. Kearl, Director, Executive Vice-President, Chief Operating           1996  $ 174,500      -0-        $   4,718(2)
  Officer, Secretary and Treasurer                                           1995  $ 174,500      -0-        $   4,658
                                                                             1994  $ 174,500      -0-        $   2,815

--------------------------

(1) Represents insurance premiums paid by the Company in the amount of $3,522 for disability and term life insurance for the benefit of Mr. White and contributions by the Company to Mr. White's account in the Savings and Retirement Plan in the amount of $3,000.

(2) Represents insurance premiums paid by the Company in the amount of $1,718 for disability and term life insurance for the benefit of Mr. Kearl and contributions by the Company to Mr. Kearl's account in the Savings and Retirement Plan in the amount of $3,000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    This table provides information regarding the exercise of options during the fiscal year and the number and value of unexercised options held at year end.

                                                                                                                 VALUE OF
                                                                                                NUMBER OF       UNEXERCISED
                                                                                               UNEXERCISED     IN-THE-MONEY
                                                                                                 OPTIONS          OPTIONS
                                                                                              AT FY-END(#)     AT FY-END($)
                                                          SHARES ACQUIRED         VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                                      ON EXERCISE(#)       REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
------------------------------------------------------  -------------------  ---------------  -------------  -----------------
Lawrence D. White.....................................          -0-                --              38,000           --
                                                                                                   --               --
Greg L. Kearl.........................................          -0-                --              38,000           --
                                                                                                   --               --

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    Each of Messrs. White and Kearl has a severance agreement with the Company effective October 25, 1995, having indefinite terms. Salary increases are at the discretion of the Compensation Committee of the Board of Directors, which also has the discretion to award bonuses based upon the achievement of annual and strategic objectives. Each agreement provides for a termination payment equal to one year's base salary in effect immediately prior to the termination date. Payment would be made upon the discharge for reasons other than cause. Additional monthly payments will be made ending the earlier of six months or the date the executive secures full-time employment. One year's payment would also be made should there be a change of control and within two months following the change of control the executive elects to resign or within eighteen months following the change of control the company terminates the executive's employment other than for cause. Health and life insurance benefits in effect immediately prior to the termination date will continue for a period of eighteen months from the date of termination. Each agreement also provides for a six-month payment of full base salary upon termination for disability.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee in 1996 were Peter J. Carr, Bruce
W. Simpson and James E. Thomas. No member of the Compensation Committee is either presently or formerly an officer or employee of the Company. No executive officer of the Company served on any board of directors or compensation committee of any entity, other than the Company, with which any member of the Compensation Committee is affiliated.

PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total return on the Company's Common Stock for the period commencing with the initial issuance of the Company's Common Stock on January 21, 1992, and ending on December 31, 1996, against the cumulative total return on the NASDAQ 100 Stock Index and a Peer Group Index comprised of Block Drug Co. Inc., Chattem, Inc. and Zila, Inc., assuming $100 was invested on January 21, 1992.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     MENLEY & JAMES   PEER GROUP INDEX    NASDAQ 100 STOCK INDEX
January 21, 1992                $100               $100                      $100
December 31, 1992                 32                 95                       112
December 31, 1993                 10                 93                       123
December 31, 1994                  5                 77                       123
December 31, 1995                  6                 92                       178
December 31, 1996                  9                126                       219

                                   SECTION 16

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations as to transactions for which reports are required, during 1996 such individuals complied with all
Section 16(a) filing requirements.

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

    Upon recommendation of the Audit Committee, the Board of Directors proposes and recommends that the stockholders ratify the selection of the firm of Ernst & Young LLP to serve as independent accountants of the Company for the year ended December 31, 1997. Ernst & Young LLP has served as the Company's independent accountants from 1990 to 1996. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Ernst & Young LLP to audit the Company's consolidated financial statements for the year ended December 31, 1997.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1997.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSAL

    Appropriate proposals from stockholders intending to be present at the 1998 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before December 26, 1997.

                                 MISCELLANEOUS

    The Company will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares of record held by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

    Stockholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings may be.

    Shares which are present or represented by proxy at the Annual Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstention") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker nonvote"). Abstentions and broker nonvotes will not be included, however, in the tabulation of votes cast on proposals presented to stockholders. With regard to the election of directors, votes will be cast in favor of or withheld from each nominee; votes that are withheld (i.e., abstentions and broker nonvotes) will have no effect.

    At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.